UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2021

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Foot Locker, Inc., a New York corporation (the “Company”), and certain of its domestic subsidiaries (collectively, the “Guarantors”) are parties to a credit agreement, dated as of May 19, 2016 (as amended by Amendment No. 1 to Credit Agreement, dated as of July 14, 2020, and in effect prior to the Amendment referred to below, the “Credit Agreement”), with the lenders party thereto, and Wells Fargo Bank, National Association, as agent, letter of credit issuer, and swing line lender, which governs the Company’s secured asset-based revolving credit facility (the “Revolving Credit Facility”).

On May 19, 2021, the Company entered into an amendment (the “Amendment”) to the Credit Agreement (as so amended, the “Amended Credit Agreement”). The Amendment provides for, among other things, (i) reducing the interest rates and commitment fees applicable to the loans and commitments, respectively, as described below, and (ii) reducing the “floor” applicable to loans drawn under the Revolving Credit Facility that bear interest based on a Eurodollar rate. In accordance with the terms of the Amended Credit Agreement, the proceeds from the Revolving Credit Facility borrowings may be used for working capital, general corporate purposes, or other purposes permitted under the Revolving Credit Facility. Borrowings and letters of credit under the Amended Credit Agreement are not permitted to exceed a borrowing base, which is tied to the level of inventory and accounts receivable of the Company and the Guarantors.

The Amendment provides that the interest rate applicable to loans under the Revolving Credit Facility will be equal to, at the Company’s option, either a base rate, determined by reference to the federal funds rate, plus a margin of 0.25% to 0.75% per annum, or a Eurodollar rate, determined by reference to LIBOR, plus a margin of 1.25% to 1.75% per annum, in each case, depending on availability under the Revolving Credit Facility. In addition, the Company will pay a commitment fee of 0.25% per annum on the unused portion of the commitments under the Revolving Credit Facility.

The Company’s obligations under the Amended Credit Agreement continue to be guaranteed by certain Guarantors and secured by a first priority lien on certain of the assets of the Company and the Guarantors, including inventory, accounts receivable, cash deposits, and certain insurance proceeds.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto. The Amendment is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 19, 2021 (the “Annual Meeting”), shareholders voted on the three proposals set forth below. For more information on the proposals, please see the Company’s 2021 Proxy Statement, the relevant portions of which are incorporated herein by reference.

As of March 22, 2021, the Company’s record date for the Annual Meeting, there were a total of 103,278,201 shares of common stock, $0.01 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 79,122,687 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

1.        With respect to the election of the ten nominees to the Board for one-year terms expiring at the annual meeting of shareholders to be held in 2022, the votes were cast for the proposal as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alan D. Feldman	67,444,304	7,747,355	61,891	3,869,137
Richard A. Johnson	66,627,121	8,436,773	189,656	3,869,137
Guillermo G. Marmol	67,863,206	7,326,483	63,861	3,869,137
Matthew M. McKenna	67,627,118	7,564,876	61,556	3,869,137
Darlene Nicosia	68,455,190	6,712,732	85,628	3,869,137
Steven Oakland	64,479,073	10,700,954	73,523	3,869,137
Ulice Payne, Jr.	68,344,667	6,818,597	90,286	3,869,137
Kimberly Underhill	67,757,216	7,410,471	85,863	3,869,137
Tristan Walker	68,416,662	6,779,048	57,840	3,869,137
Dona D. Young	66,954,118	8,243,221	56,211	3,869,137

Based on the votes set forth above, each of the ten nominees to the Board was duly elected.

2.        With respect to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,412,337	2,733,887	107,326	3,869,137

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

3.        With respect to the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions
77,062,283	2,009,430	50,974

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year was duly ratified.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of May 19, 2021, among Foot Locker, Inc., a New York corporation, the guarantors party thereto, the lenders party thereto, and Wells Fargo, National Association, as administrative agent, letter of credit issuer, and swing line lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
Date: May 20, 2021	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary